Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2021, relating to the consolidated financial statements of Vistagen Therapeutics, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended March 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

March 2, 2023